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                                  Exhibit 23.2


                       Consent of Independent Accountants



We consent to the incorporation by reference in the Registration Statements of GelTex Pharmaceuticals, Inc. on Form S-8 (File Nos. 333-60699, 333-60703, 333-00864, 333-06779, 333-08535) of our report, dated February 23, 1999, on our audit of the financial statements of RenaGel LLC as of December 31, 1998 and for the year ended December 31, 1998, which report is included in this Annual Report on Form 10-K.





PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 1999